Exhibit 99.1

Houlihan Lokey 7th Annual Global Industrials Conference May 10, 2012 NASDAQ: HDNG www.hardinge.com Edward J. Gaio Vice President and Chief Financial Officer Richard L. Simons Chairman, President and Chief Executive Officer

Safe Harbor Statement This presentation may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Any such statements are based upon management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The following factors are among those that could cause actual results to differ materially from the forward-looking statements, which involve risks and uncertainties, and that should be considered in evaluating any such statement: fluctuations in the machine tool business cycles, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of the Company’s entry into new product and geographic markets, the Company’s ability to manage its operating costs, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitor’s actions such as price discounting or new product introductions, governmental regulations and environmental matters, changes in the availability of cost of materials and supplies, the implementation of new technologies and currency fluctuations. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. 2

Leading Global Machine Tool Manufacturer A leading global designer and top 40 manufacturer of high precision computer controlled metal-cutting machines with significant global brand recognition 3 Market capitalization $130.9 million Book value per share1 $13.19 Recent price $11.21 Current annual dividend rate $0.08 52 week price range $6.97 - $12.49 Dividend yield 0.7 % Shares outstanding 11.7 million Institutional ownership 66.6 % Average daily volume (3 mos.) 23,242 Insider ownership 3.4 % Market Data as of May 4, 2012 market close; Ownership as of latest filing 1 As of March 31, 2012 Founded: 1890 IPO: 1995 NASDAQ: HDNG

Global Expansion Strategy 4 Q1 2012 TTM: $343 million North America 27% Sales by Region Asia 23%

Global Premier Brands Among the best, most respected brand names in the industry Strong customer loyalty based on higher performance capabilities and longer-lived products 5 Competitive Advantage: Deep Industry Experience T42 SUPER PRECISION ® Multi Axis Turning Center Elmira, N.Y.

One of the few machine tool OEMs offering turning, milling, grinding, workholding and turnkey solutions worldwide Focused on high precision material-cutting solutions expert in small- to medium-sized work-pieces Addresses high precision, tight degrees of tolerance and accuracy complex applications hard to machine materials Supplier of Choice 6 Competitive Advantage: Solutions Provider Kel-Varia 225-1000 CNC Cylindrical Grinder Switzerland

Significant Spare Parts and Accessories Support 7 Competitive Advantage: Large and Growing Installed Base Spare Parts and Accessories Sales One of the largest manufacturers of workholding systems Used by a wide variety of machine tool manufacturers for endless applications Provide spare parts for tens of thousands of machines world-wide Spare parts and accessories support reduces impact of machine tool industry cyclicality Accounted for $79.1 million of Q1 2012 TTM Sales Hardinge is one of the largest manufacturers of collets, feed fingers and pads, with more than 40,000 SKUs. Elmira, N.Y. Trademarks include FlexC™, HQC®, Sure-Grip® and HCAC®.

Achieving Manufacturing Excellence 8 in all industries aerospace agriculture automotive technology construction consumer products defense medical energy transportation Hardinge products enable global industries

Diversified End Markets of Machined Products 9 Second tier supplier for OEMs in a wide range of end markets

Competition 10 Turning & Milling Grinding Workholding North America Europe Asia/BRIC Yamazaki Mazak Corporation, Doosan Corporation, Haas Automation, Okuma Corporation, DMG, Mori Seiki and a number of manufacturers/assemblers in Taiwan Körber Schleifring (Studer), Moore Jig Grinding Smaller companies in the U.S., India and China Hardinge among world’s top 40 machine tool manufacturers

Oxford Economics Machine Tool Forecast Source: Oxford Economics Spring 2012 Global Machine Tool Outlook Report 11 Emerging Economies Drive Demand Growth Machine Tool Consumption (in US$ billions) Drivers of Machine Tool Consumption: Replacement of technologically obsolete older machines Shrinking supply of skilled machinists Growing middle class in emerging economies Advancing productivity for global competitiveness China: 73% of Asian demand Previous world peak surpassed in 2011

12 Escalating Machine Tool Needs Positioned in Key Markets to Address Growing Demands Levels in US$ billions; based on 2011 exchange rates Source: Oxford Economics, Global Machine Tool Outlook, Spring 2012 >5B 2B to 5B 1B to 2B 0.2B to 1B <0.2B Expected 2012 Machine Tool Consumption Expected 4-Year CAGR (2011 – 2015) Americas 8% Europe 6% Asia 11% World 10%

Rationalized Channels to Market North America Eliminated 60 direct sales and service personnel Closed Canadian direct selling operations Contracted exclusive sales and support agreement with three premier distributors, with approximately 700 customer-facing roles and more than 900 employees Europe Eliminated 40 sales, service and applications support personnel Closed two offices Asia Ten direct sales offices in China Distribution partners in key emerging markets in this region De-emphasized 22 countries 13 Undertook Initiatives in 2008 and 2009

Product line rationalization More effective distribution network Flexible manufacturing model: outsourced non-core activities Reduced headcount by 170 Cleared 200,000 sq. ft. of manufacturing space in the U.S. Disposed of under-utilized fixed assets Reduced working capital requirements Improved inventory management Strengthened cash management Improved Operating Leverage 14 Reduced Cost Structure

FINANCIALS NASDAQ: HDNG www.hardinge.com

Rebounding with Recovery 16 $214 $345 $257 $342 Sales ($ in millions) $343

Sales & Gross Margin Improved Operating Leverage 17 Sales & Operating Margin 2008-2009 changed U.S. manufacturing operations and rationalized channels to market Expected SG&A run rate: ~$19 - $20 mm per quarter Sales ($ in millions) Strengthened Earnings Power * Gross Profit and Gross Margin for 2008 and 2009, and Operating Income and Operating Margin for 2008, 2009 and 2010 were adjusted to exclude unusual items. See supplemental slides for adjusted Gross Profit , Gross Margin, Operating Profit and Operating Margin reconciliation and other important disclaimers regarding adjusted Gross Profit , Gross Margin, Operating Profit and Operating Margin

Margins Vary with Product & Customer Mix 18 Quarterly trends Sales ($ in millions) Sales & Gross Margin Sales & Operating Margin Q1 2012 SG&A was 23.6% of sales compared with 22.7% of sales in prior year period reflecting year-over-year inflationary increases Strong Q1 2012 gross margin Favorable product and pricing mix Stronger margin business, more selective with orders

Emphasis on Productivity and Cash Sales per Employee ($ in thousands) Inventory Turns (Avg) Managed Working Capital* as a Percent of Sales Receivable Days Outstanding (Avg) 19 * Managed Working Capital is defined as : Receivables + Inventory - Payables - Customer Deposits

Driving Cash Generation * EBITDA and EBITDA Margins for 2008, 2009 and 2010 were adjusted to exclude unusual items. See supplemental slides for EBITDA and EBITDA Margin reconciliation and other important disclaimers regarding adjusted EBITDA and EBITDA Margin 20 EBITDA & Margin 4.3% (5.0)% 2.4% 7.1% 7.4% ($ in millions)

Growing Earnings Power 21 Diluted EPS $0.10 ($2.01) ($0.30) $1.02 $1.11 * Net income and diluted EPS for 2008, 2009 and 2010 were adjusted to exclude unusual items. See supplemental slides for adjusted Net Income reconciliation and other important disclaimers regarding adjusted Net Income ($ in millions, except for EPS)

22 Financial Strength Debt 3/31/12 Current $21.4 Long-term 6.6 Total $28.0 Total Debt ($ in millions) * Reflects expansion capital investments in China and Switzerland Cash & Cash Equivalents Capital Expenditures ** 2012 Capital expenditure guidance of $7-$9 million as of May 9, 2012

DRIVING LONG-TERM VALUE: A better business model NASDAQ: HDNG www.hardinge.com

Driving Long-Term Value 24 Initiatives generated annual fixed cost savings and expanded capacity to serve demand Restructured, Rationalized, and Invested Reduced working capital intensity by 30% Better fixed/variable cost structure for greater flexibility Rationalized product lines Simplified channels to market Invested $10 million each for production efficiencies and capacity in Switzerland (grinding) and triple production capacity in China (turning and milling)

Strong Order Expansion 25 $175 $341 $297 $372 Total Orders ($ in millions) $340 Geographic Diversity Creates Larger Addressable Market

26 Moving Forward Capitalize on global expansion of machine tool consumption China presents some near term uncertainty, but has positive long-term potential Leverage the strength of our brands to capture a larger share of our addressable market Support our channels to market through trade shows, training and supporting marketing efforts Emphasizing growth in developing economies Continue to improve cash generation potential

27 Long-term Goals Operating margins of between 8% and 9% Approximately 100 bps to 200 bps higher than historical result EBITDA margin of 11% to 12% Managed working capital* target of 35% to 40% of sales Target return on expansion capital of 12% to 15% Manage maintenance capital spending to between $3 million to $5 million These goals assume the current business model, and performance is subject to market conditions (up-cycle) and mix * Managed Working Capital is defined as : Receivables + Inventory - Payables - Customer Deposits

Capitalize on Machine Tool Industry Expansion Investment Highlights Comprehensive product and service offering with market leading brands Globally diverse sales and manufacturing platform Experienced management team; record of successful strategic acquisitions and alliances Loyal customer base serving blue chip companies in a wide range of end markets Strong balance sheet; book value greater than market price 28

NASDAQ: HDNG www.hardinge.com Houlihan Lokey 7th Annual Global Industrials Conference May 10, 2012 Edward J. Gaio Vice President and Chief Financial Officer Richard L. Simons Chairman, President and Chief Executive Officer

NASDAQ: HDNG SUPPLEMENTAL SLIDES www.hardinge.com

Highly Experienced Management Team 31 Name Position Relevant Machine Tool Industry Experience Industrial Experience Richard Simons Chairman, President and Chief Executive Officer 28 Years 33 Years Edward Gaio Vice President and Chief Financial Officer 5 Years 35 Years Jürg Kellenberger President of Grinding Technology Group 31 Years 38 Years Douglas Tifft Senior Vice President, Administration 34 Years 34 Years James Langa Senior Vice President, Asian Operations 5 Years 31 Years Alison Zhang General Manager, China Sales & Marketing 20 Years 29 Years John McTernan Director - European Sales & Marketing 34 Years 36 Years Total Machine Tool Industry Experience in Excess of 150 Years

Expanded Footprint Efforts 32 Acquisition / Alliance Year Rationale / Benefit Hardinge Jiaxing 2010-2011 Invested $10 million in capital for expanded manufacturing capacity in China L. Kellenberger & Co. Switzerland 2010-2011 Invested $10 million for cost reduction, productivity improvements and enhanced manufacturing capacity in Switzerland Jones and Shipman 2010 Broadened grinding product line to foster expansion in Asia Bridgeport International U.K. 2004 Acquired worldwide milling products and strong brand name Hauser Tripet Tschudin Switzerland 2000 Expanded grinding presence Taiwan 1999 Established Hardinge Taiwan – greenfield manufacturing site China 1996 Established Hardinge China – created direct foothold in China market L. Kellenberger & Co. Switzerland 1995 Acquired company to enter grinding business

Annual Adjusted Gross Profit Reconciliation 33 ($ in millions) Gross Profit for 2008 and 2009 was adjusted to exclude unusual items. Hardinge believes that when used in conjunction with GAAP measures, adjusted Gross Profit, which is a non-GAAP measure, assists in the understanding of Hardinge’s operating performance. 2008 2009 2010 2011 Q1 2012 TTM Sales $345.0 $214.1 $257.0 $341.6 $342.7 Cost of sales 252.7 173.3 195.7 250.5 249.5 Gross profit 92.3 40.8 61.3 91.1 93.2 Inventory impairment 7.8 5.0 - - - Adjusted gross profit 100.1 45.8 61.3 91.1 93.2 Adjusted gross margin 29.0% 21.4% 23.9% 26.7% 27.2%

Annual Adjusted Net Income / EBITDA Reconciliation

HARDINGE

TURNING
MILLING
GRINDING
WORKHOLDING
ROTARY

($ in millions, except for EPS)

	2008	2009	2010	2011	Q1 2012 TTM
Net Income	($34.3)	($33.3)	($5.2)	$12.0	$13.0
Inventory impairment	7.8	5.0	-	-	-
Goodwill write-off	24.4	-	-	-	-
Restructuring	3.2	5.4	-	-	-
Gain on sale & acquisition	-	-	(1.7)	-	-
Other	-	-	3.5	-	-
Net Income / Adjusted Net Income	1.1	(22.9)	(3.4)	12.0	13.0
Plus: Interest expense net of interest income	1.4	1.8	0.3	0.2	0.3
Taxes	3.1	1.9	2.2	4.4	4.4
Adjusted operating income	5.6	(19.2)	(0.9)	16.6	17.7
Depreciation and amortization	9.4	8.5	7.0	7.7	7.6
EBITDA / Adjusted EBITDA (1)	$15.0	($10.7)	$6.1	$24.3	$25.3
Adjusted Net Income	$1.1	($22.9)	($3.4)	$12.0	$13.0
Inc. to Participating Security	-	-	-	(0.2)	(0.2)
Income for Common Shares	$1.1	($22.9)	($3.4)	$11.8	$12.8
Weighted AVG Diluted Shares	11.3	11.4	11.4	11.6	11.5
Adjusted Diluted EPS	$0.10	($2.01)	($0.30)	$1.02	$1.11

Net Income, Operating Income and diluted EPS for 2008, 2009 and 2010 was adjusted to exclude unusual items.

Hardinge believes that when used in conjunction with GAAP measures, adjusted Net Income, adjusted Operating Income and adjusted diluted EPS which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.

(1) Adjusted EBITDA, a non-GAAP financial measure, is defined as adjusted earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business.

www.hardinge.com

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